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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the "Registration Statement") of our reports dated January 24, 2006, relating to the financial statements and financial highlights appearing in the November 30, 2005 Annual Reports to Shareholders of the Columbia Tax-Exempt Fund and Columbia Tax-Exempt Insured Fund, which are also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our report dated December 21, 2005, relating to the financial statements and financial highlights appearing in the October 31, 2005 Annual Report to Shareholders of the Columbia Intermediate Municipal Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our report dated June 22, 2005, relating to the financial statements and financial highlights appearing in the April 30, 2005 Annual Report to Shareholders of the Columbia Core Bond Fund (formerly Columbia Quality Plus Bond Fund), which are also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our reports dated May 26, 2005, relating to the financial statements and financial highlights appearing in the March 31, 2005 Annual Reports to Shareholders of the Columbia Municipal Income Fund (formerly Nations Municipal Income Fund), Columbia Florida Intermediate Municipal Bond Fund (formerly Nations Florida Intermediate Municipal Bond
Fund), Columbia Texas Intermediate Municipal Bond Fund (formerly Nations Texas Intermediate Municipal Bond Fund) and Columbia Intermediate Core Bond Fund (formerly Nations Intermediate Bond Fund), which are incorporated by reference in the Statement of Additional Information, dated August 1, 2005 for Columbia Municipal Income Fund , Columbia Florida Intermediate Municipal Bond Fund, Columbia Texas Intermediate Municipal Bond Fund and Columbia Intermediate Core Bond Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights of the Acquiring Fund," "Independent Registered Public Accounting Firm," "Independent Registered Public Accounting Firm of the Fund" and "Independent Registered Public Accounting Firm of the Funds" in such Registration Statement and under the headings "Financial Highlights" in the Prospectuses dated March 27, 2006 for Columbia Tax-Exempt Insured Fund and November 1, 2005 for Columbia Municipal Income Fund, Columbia Florida Intermediate Municipal Bond Fund, Columbia Texas Intermediate Municipal Bond Fund and Columbia Intermediate Core Bond Fund and under the headings "Independent Registered Public Accounting Firm of the Funds" in the Statement of Additional Information dated August 1, 2005 for Columbia Municipal Income Fund , Columbia Florida Intermediate Municipal Bond Fund, Columbia Texas Intermediate Municipal Bond Fund and Columbia Intermediate Core Bond Fund, which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 24, 2006